FOR IMMEDIATE RELEASE

CONTACTS:

Todd Kehrli
Charles Messman
MKR Group, LLC
310.314.3800
212.308.4557
tkehrli@mkr-group.com
cmessman@mkr-group.com


            NEW FRONTIER MEDIA'S LARGEST SHAREHOLDER FILES LAWSUIT TO
                     COMPEL SPECIAL MEETING OF SHAREHOLDERS

  RECENT ATTEMPTS TO BLOCK SHAREHOLDER VOTE ARE A WASTE OF CORPORATE ASSETS AND
    FAIL TO ADDRESS THE DISMAL FINANCIAL PERFORMANCE UNDER CURRENT MANAGEMENT


BOULDER, CO, May 30, 2002 - Edward Bonn, the largest shareholder of New Frontier Media (Nasdaq: NOOF), announced that after submitting three separate demands for a special meeting of shareholders, he filed a lawsuit yesterday in the Colorado District Court for Boulder County seeking to compel New Frontier Media to comply with Colorado law by calling a special meeting of shareholders pursuant to his request. The purpose of the special shareholders' meeting is to vote on the removal of New Frontier Media's current Board of Directors and to elect a new slate of directors proposed by Mr. Bonn. Mr. Bonn has previously announced several candidates for his proposed slate of directors who will be named in his definitive proxy materials to be filed with the Securities and Exchange Commission. Mr. Bonn's lawsuit seeks to compel New Frontier Media to comply with Colorado law and the Company's bylaws by calling a special meeting of shareholders to ensure consideration of Mr. Bonn's proposed slate of directors.

"New Frontier Media's shareholders have endured the ineffective actions of current management long enough," said Mr. Bonn. "Management has delayed responding to my demand for a special meeting for 59 days and is wasting corporate assets in an attempt to avoid accountability. Current management has apparently retained two of the most expensive law firms in the country -- Cadwalader Wickersham & Taft and Fried Frank Harris Shriver & Jacobson -- as well as at least two other law firms, depleting the Company's cash and using the shareholders' money to forestall a referendum on their ineffective performance. As current management has done in the past with repeated expensive lawsuits that yield no benefit to the shareholders, they are wasting shareholder value and creating a costly distraction for employees and customers alike.

"The baseless lawsuit filed on Tuesday by current management is an incredible act of desperation," continued Mr. Bonn. "Instead of focusing 100% on New Frontier's business and its Q2 financial results, the incumbents appear to have been engaged in a witch-hunt. These tactics by current management -- that are being funded at the expense of shareholders -- will not deter my efforts. The real issue here is the dismal financial results that shareholders have been forced to endure over the past two years under the current management. The shareholders will soon have an opportunity to have their voice heard on this issue."

Mr. Bonn owns approximately 19% of the outstanding shares of New Frontier, most of which were acquired in 1999 in connection with New Frontier's acquisition of its Internet operations. Mr. Bonn is currently a director of New Frontier Media.

Acclaim Financial Group LLC is serving as strategic advisor to Mr. Bonn and Brobeck, Phleger & Harrison LLP is serving as his legal counsel.


MR. BONN HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT A SPECIAL MEETING OF NEW FRONTIER MEDIA SHAREHOLDERS. MR. BONN STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN MR. BONN'S PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT, EXCEPT THAT EACH OF THE DIRECTOR-NOMINEES (OTHER THAN MR. BONN) PREVIOUSLY NAMED BY MR. BONN, AS LISTED IN THE PRESS RELEASE ISSUED BY MR. BONN ON MAY 16, 2002 AND FILED AS AN EXHIBIT TO AMENDMENT NO. 4 TO MR. BONN'S SCHEDULE 13D (FILED WITH THE SEC ON MAY 20, 2002) MAY BE DEEMED TO BE PARTICIPANTS IN MR. BONN'S SOLICITATION AND HAVE NO INTEREST (OTHER THAN MR. STEPHEN PEARY WHO HOLDS 1,000 SHARES OF NEW FRONTIER MEDIA COMMON STOCK) IN NEW FRONTIER MEDIA.